Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

BABYLON HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.0000422573245084686 per share	Rule 457(c)	189,924,499	$0.57	(1)	$108,256,964	0.00011020	$11,930
Fees Previously Paid
	Total Offering Amounts								$11,930

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due								$11,930

(1)	With respect to the Class A ordinary shares offered by the selling shareholders, estimated at $0.57 per share, the average of the high and low prices as reported on The New York Stock Exchange on November 16, 2022, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

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